UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On July 22, 2011 the Company issued a press release announcing that its report that the IP/ Resistivity Survey for Copper Hills, New Mexico has started.

Ground based geophysical surveys have begun on Enertopia’s Copper Hills project covering 56 located mining claims over 1,150 acres which is located approximately 45 miles west of Socorro, New Mexico on BLM lands. The geophysics survey will comprise approximately 28.4 line kilometres and is designed to identify potential deeper sulphide bearing targets.

Enertopia has engaged ZONGE International, Inc. of Tucson, AZ to complete the IP and Resistivity survey as outlined in our 43-101 technical report for the Copper Hills property.

A copy of the news release is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2011

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director